As Filed with the Securities                         Registration No.333-_____
and Exchange Commission on
November 25, 1996.



                      SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
                   ----------------------------------------

                               F O R M   S - 8
                            REGISTRATION STATEMENT
                       Under the Securities Act of 1933

                           The Exploration Company
      -----------------------------------------------------------------
              (Exact name of issuer as specified in its charter)


    Colorado                                                   84-0793089
--------------------------------------------------------------------------------
(State or other jurisdiction of                           (I.R.S. Employer
 incorporation or organization)                           Identification Number)


500 North Loop 1604 East, Suite 250, San Antonio, Texas                  78232
--------------------------------------------------------------------------------
(Address of Principal Executive Office)                               (Zip Code)


                         1995 Flexible Incentive Plan
--------------------------------------------------------------------------------
                           (Full title of the Plan)


                               James E. Sigmon
500 North Loop 1604 East, Suite 250, San Antonio, Texas                    78232
--------------------------------------------------------------------------------
                   (Name and address of agent for service)


                                (210) 496-5300
--------------------------------------------------------------------------------
        (Telephone number, including area code, of agent for service)



                       Calculation of Registration Fee
================================================================================
                                                     Proposed
Title of                          Proposed          maximum
securities           Amount         maximum         aggregate         Amount of
to be                to be       offering price      offering       registration
registered         registered      per unit           price               fee
--------------------------------------------------------------------------------
Common Stock
$.01 par value    (1) $400,000   (2) $2.38         (2) $952,000    (2) $288.48
--------------------------------------------------------------------------------


(1) This Registration Statement also covers such additional number of shares, presently undeterminable, as may become issuable under the Plan in the event of Common Stock dividends, Common Stock splits, mergers, reorganizations, split-ups, combinations, recapitalizations or other changes in Common Stock.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h).

PART I INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.     Plan Information

     Omitted pursuant to Rule 424 promulgated by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

Item 2.     Registrant Information and Employee Plan Annual Information

     Omitted pursuant to Rule 424 promulgated by the Commission pursuant to the 1934 Act.





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
PART II     INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.     Incorporation of Documents by Reference

     The following documents filed by The Exploration Company (hereinafter the "Company" or the "Registrant") with the Commission are incorporated in and made a part of this Registration Statement by reference: Item 2, "Description of Registrant's Securities to be Registered," on Form 8-A dated February 1, 1980; Annual Report on Form 10-K for the fiscal year ended August 31, 1995; Quarterly Report on Form 10-Q for the quarter ended November 30, 1995; Quarterly Report on Form 10-Q for the quarter ended February 29, 1996; Quarterly Report on Form 10-Q for the quarter ended May 31, 1996; and Current Report on Form 8-K dated May 31, 1996; and Current Report on Form 8-K dated September 4, 1996.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the 1934 Act after the date of this Registration Statement, and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part thereof from the date of the filing of such documents.

Item 4.     Description of Securities

     Non-applicable.

Item 5.     Interests of Named Experts and Counsel

     Non-applicable.

Item 6.     Indemnification of Directors and Officers

     The Company shall indemnify its directors, officers, employees and agents to the fullest extent permitted by the Colorado Business Corporation Act and its Certificate of Incorporation.

     The Company's Certificate of Incorporation eliminates liability of the Company's directors for monetary damages for breaches of their fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 403 of the Colorado Business Corporation Act, as the same exists or hereafter may be amended, or (iv) for any transaction from which the director derived an improper personal benefit. If the Colorado Business Corporation Act hereafter is amended to authorize the further elimination or limitation on personal liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Colorado Business Corporation Act. Any repeal or modification of this paragraph by the stockholders of the Company shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Company existing at the time of such repeal or modification.

     The Company may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Company or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Company would have the power to indemnify such person against such expense, liability or loss under the Colorado Business Corporation Act Law.


Item 7.     Exemption from Registration Claimed

       Non-applicable.

Item 8.     Exhibits

             4.1     The Company's Certificate of Incorporation.
             4.2     The Company's Bylaws.
             4.3     The 1995 Flexible Incentive Plan.
             5.1     Opinion of Small, Craig & Werkenthin, P.C.
            23.1     Consent of Akin, Doherty, Klein & Fuege, P.C.
            23.2     Consent of Small, Craig & Werkenthin, P.C., is included in their opinion filed as Exhibit 5.1 of this Registration Statement.

------------------------

Item 9.     Undertakings

     (a)    The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "1933 Act");

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;





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
                   (iii) To include any material information with respect to
            the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                   Provided, however, that paragraphs (a)(1)(i) and
            (a)(1)(ii) above do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registration pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) The undersigned Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each employee to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14(a)-3 or Rule 14(c)-3 under the 1934 Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sooner given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

     (d) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing





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
provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by director, officer or controlling person of the Registrant the successful defense of any action, suit or proceeding) as asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against the public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on November 7, 1996.


                                          REGISTRANT:

                                          THE EXPLORATION COMPANY



                                          By:  /s/ James E. Sigmon
                                             ----------------------------
                                          Name:    James E. Sigmon
                                               --------------------------
                                          Title:   President
                                                -------------------------


       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.



   11-8-96                                  /s/ Stephen M. Gose, Jr.
------------                               -------------------------------
Date                                       Stephen M. Gose, Jr., Chairman
                                           of the Board





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

    11-7-96                                 /s/ James E. Sigmon
------------                               -------------------------------
Date                                       James E. Sigmon, President and
                                           Director



    11-7-96                                 /s/ Thomas H. Gose
------------                               -------------------------------
Date                                       Thomas H. Gose, Secretary and
                                           Director



    11-7-96                                 /s/ Roberto R. Thomae
------------                               -------------------------------
Date                                       Roberto R. Thomae, Principal
                                           Financial Officer, Controller or
                                           Principal Accounting Officer





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
                              INDEX TO EXHIBITS

       EXHIBIT
         NO.                     DESCRIPTION
       -------                   -----------
         4.1         The Company's Certificate of Incorporation.
         4.2         The Company's Bylaws.
         4.3         The 1995 Flexible Incentive Plan.
         5.1         Opinion of Small, Craig & Werkenthin, P.C.
        23.1         Consent of Akin, Doherty, Klein & Fuege, P.C.
        23.2         Consent of Small, Craig & Werkenthin, P.C., is included in their opinion filed as Exhibit 5.1 of this Registration
                     Statement.